EXHIBIT 12(b)

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Sec. 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2007, of The Paul Revere Variable Annuity Contract Accumulation Fund (“Registrant”).

I, Donald E. Boggs, the Chief Executive Officer and Chief Financial Officer of the Registrant certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 24, 2007.	/s/ Donald E. Boggs
Donald E. Boggs Chairman, Board of Managers The Paul Revere Variable Annuity Contract Accumulation Fund Signing in the capacity of Chief Executive Officer and Chief Financial Officer